EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ASHFORD INC.

Ashford Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1)           The original certificate of incorporation of the Corporation (the “Original Certificate”) was filed with the office of the Secretary of State of the State of Delaware on April 2, 2014.

(2)           This amended and restated certificate of incorporation (the “Certificate of Incorporation”) was duly adopted by the board of directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

(3)           This Certificate of Incorporation restates and integrates and amends the Original Certificate.

(4)           Effective as of                   , 2014, the text of the Original Certificate is amended and restated in its entirety as follows:

ARTICLE I

Name

The name of the corporation is Ashford Inc. (the “Corporation”).

ARTICLE II

Registered Agent

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

Purpose

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

Section 4.1            Authorized Capital Stock.  The aggregate number of shares of capital stock which the Corporation shall have authority to issue is [                    ] ([            ]) shares of capital stock, consisting of (i) [                    ] ([            ]) shares of common stock, par value one cent ($0.01) per share (“Common Stock”), (ii) [                    ] ([            ]) shares of blank check common stock, par value one cent ($0.01) per share (“Blank Check Common Stock”) and (iii) [                    ] ([            ]) shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”).

Section 4.2            Common Stock.  The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(a)           Voting.  Except as otherwise expressly provided herein or required by Law or the relevant Preferred Stock Designation (as defined in Section 4.4(a)) of any series of Preferred Stock or the relevant Blank Check Common Stock Designation (as defined in Section 4.3(a)) of any series of Blank Check Common Stock, each holder of record of shares of Common Stock shall have the exclusive right to vote for the election of directors and shall be entitled to vote on all other matters requiring stockholder action, each share being entitled to one vote; provided, however, that, except as otherwise required by applicable Law or by the terms of any series of Preferred Stock, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation or any Blank Check Common Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or Blank Check Common Stock if the holders of such affected series or Preferred Stock or Blank Check Common Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation or Blank Check Common Stock Designation) or pursuant to the DGCL.

(b)           Dividends.  Subject to applicable Law and the preferential rights, if any, as to dividends of the holders of any shares of Preferred Stock at the time outstanding and to the rights, if any, as to dividends of any shares of Blank Check Common Stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

(c)           Liquidation.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of shares of Common Stock shall be entitled to receive, subject to the preferential rights as to distributions upon such Liquidation Event of each of the creditors of the Corporation and the holders of any shares of Preferred Stock at the time outstanding and to the rights of any shares of Blank Check Common Stock at the time outstanding, their ratable and proportionate share of the remaining assets of the Corporation.  A Liquidation Event shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease, or conveyance of all or substantially all of the Corporation’s assets.

(d)           No Cumulative Voting Rights.  No holder of shares of Common Stock shall have cumulative voting rights.

(e)           Other Rights.  No holder of shares of Common Stock shall be entitled to preference, conversion, exchange, sinking fund, redemption or preemptive rights.

Section 4.3            Blank Check Common Stock

(a)           The Board is hereby expressly authorized to provide for the issuance of all or any shares of the Blank Check Common Stock in one or more series, by filing a certificate pursuant to Section 151(g) of the DGCL (hereinafter referred to as a “Blank Check Common Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix for each such series, such voting powers, full or limited, or no voting powers, and, such designations, preferences and relative, participating, optional or other special rights and such restrictions, limitations and qualifications thereof, as shall be authorized by the Board and stated in the applicable Blank Check Common Stock Designation, providing for the issuance of such series, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, including without limitation a condition that relates to the performance of specified assets or a specified line or lines of business, and at such times, and payable in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of all or specified assets of, or a specified line of business of the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such Blank Check Common Stock Designation.

(b)           The rights, powers and privileges of the Blank Check Common Stock shall be subject to the express terms of any series of Preferred Stock.  Except as required by a Blank Check Common Stock Designation or applicable Law, holders of Blank Check Common Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

(c)           Except as otherwise provided by a Blank Check Common Stock Designation, the number of authorized shares of Blank Check Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4            Preferred Stock.

(a)           The Board is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, by filing a certificate pursuant to Section 151(g) of the DGCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such restrictions, limitations and qualifications thereof, as shall be authorized by the Board and stated in the applicable Preferred Stock Designation, providing for the issuance of such series, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such Preferred Stock Designation.

(b)           The rights, powers and privileges of the Common Stock shall be subject to the express terms of any series of Preferred Stock.  Except as required by a Preferred Stock Designation or applicable Law, holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

(c)           Except as otherwise provided by a Preferred Stock Designation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Board of Directors

Section 5.1            Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not fewer than one nor more than fifteen members, the exact number of which shall be fixed from time to time pursuant to the Bylaws of the Corporation (the “Bylaws”).

Section 5.2            Classes. From and after the date of the first meeting of the Board following the Listing, the directors (other than those directors elected by the holder of any series of Preferred Stock provided for or fixed pursuant to a Preferred Stock Designation or a Blank Check Common Stock Designation) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Board. The term of the initial Class I directors assigned at the time of Listing shall terminate on the date of the first annual meeting of stockholders held after the Listing, the term of the initial Class II directors assigned at the time of the Listing shall terminate on the date of the second annual meeting of stockholders held after the Listing, and the term of the initial Class III directors assigned at the time of the Listing shall terminate on the date of the third annual meeting of stockholders held after the Listing. Beginning at the annual meeting of stockholders held in 2015 and at each succeeding annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Section 5.3            Removal. Except as otherwise required by applicable Law and subject to any Preferred Stock Designation or any Blank Check Common Stock Designation, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board caused by any such removal shall be filled by the Board as provided in Section 5.5.

Section 5.4            Term of Office. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 5.5            Vacancies and Newly Created Directorships. Unless otherwise required by Law, and subject to any Preferred Stock Designation or any Blank Check Common Stock Designation, any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled by a majority of the Board then in office, even if less than a quorum, or by a sole remaining director.  Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 5.6            Voting. At all meetings of the Board or of any committee thereof at which a quorum is present, except as otherwise provided for by Law, the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken by the Board shall be approved by the affirmative vote of a majority of the directors then present; provided, however, that a majority of the disinterested directors shall be required to approve any transaction or agreement involving the Corporation, its wholly-owned subsidiaries or Ashford Hospitality Advisors LLC and a director or officer of the Corporation or an Affiliate of any director or officer of the Corporation or an entity in which a director or officer is a director or an officer or has a financial interest. The proviso in the preceding sentence, however, shall not apply to the fixing by the Board of reasonable compensation for a director.

Section 5.7            Powers. In addition to the powers and authority expressly conferred upon the directors herein or by applicable Law, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation which are not reserved to the stockholders pursuant to applicable Law, this Certificate of Incorporation, or the Bylaws.

Section 5.8            Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes (i) may be called by the Chairman of the Board or the CEO and (ii) shall be called by the CEO or Secretary at the request in writing of a majority of the members of the Board, and may not be called by any other person or persons. Such request of the Board shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

Section 5.9            Agreements. The Board may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more Affiliates of the Corporation and the Corporation’s directors) whereby, subject to the supervision and control of the Board, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more Affiliates of the Corporation and/the Corporation’s directors) shall render or make available to the Corporation managerial, operational, investment, either or both advisory and related services, office space and other services and facilities (including, if deemed advisable by the Board, the management or supervision of the operations of the Corporation and its subsidiaries) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board, the compensation payable thereunder by the Corporation).

Section 5.10          Personal Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to the Corporation or its stockholders;

•                  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law;

•                  payments of unlawful distributions or unlawful stock repurchases or redemptions; or

•                  any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of this Section 5.10 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment,

repeal or modification with respect to acts or omissions occurring prior to such amendment, repeal or modification.

Section 5.11          No Written Ballot Required for Director Elections.  Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

Indemnification

The Corporation shall indemnify and hold harmless, to the fullest extent authorized or permitted by Delaware Law, as now or hereafter in effect, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Such right to indemnification shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of such Covered Person’s heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Covered Person (or such Covered Person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such Covered Person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article VI shall, to the fullest extent not prohibited by applicable Law, include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the Covered Person requesting advancement to repay the amount advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation under this Article VI.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to the Covered Persons.

The rights to indemnification and to the advance of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation (as it may be amended and restated from time to time), the Bylaws (as they may be amended and restated from time to time), any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

Consent of Stockholders in Lieu of Meeting

Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a meeting of stockholders; provided, however, that, with the express prior approval of the Board, such action may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VIII

Meetings of Stockholders

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE IX

Bylaws

Section 9.1            The Bylaws may establish procedures regulating the submission by stockholders of nominations, proposals and other business for consideration at meetings of stockholders of the Corporation.

Section 9.2            The Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting (if there is one) of the Board. All such alterations, amendments, repeals or adoptions must be approved by a majority of the Board.

ARTICLE X

Miscellaneous

Section 10.1          Definitions. The following definitions are used herein:

“Affiliate” means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person, means the possession, directly or indirectly, of Beneficial Ownership of, or the power to vote, ten percent (10%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Ownership” means ownership of shares of Common Stock by a Person, whether the interest in the shares of Common Stock is held directly or indirectly (including by a nominee), and shall include (in addition to direct ownership and indirect ownership through a nominee or similar arrangement) interests that would be treated as owned through the application of Rules 13d-3 and 13d-5 under the Exchange Act.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority, commission, or agency, or any non-governmental, self-regulatory authority, commission, or agency.

“Law” means any statute, law, code, ordinance, rule, or regulation of any Governmental Entity.

“Listing” means the listing of the Common Stock on the NYSE MKT or other national securities exchange.

“NYSE MKT” means NYSE MKT LLC.

“Person” means an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

Section 10.2          Potential Business Opportunity. If a director or officer of the Corporation who is also a director or officer of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. or their respective Affiliates or successors (such person, an “Overlap Person” and such entity, an “Other Entity”) is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its subsidiaries, in which the Corporation or any of its subsidiaries could have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”):

(i)            such director or officer will, to the fullest extent permitted by Law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by Law, shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its subsidiaries or to give any notice to the Corporation or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto);

(ii)           if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by Law, will not be liable to the Corporation or to any of its subsidiaries, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the

Corporation regarding such Potential Business Opportunity or any matter relating thereto;

(iii)          any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such entity by an Overlap Person; and

(iv)          if a director or officer who is an Overlap Person refers a Potential Business Opportunity to any Other Entity, then, as between the Corporation and/or its subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its subsidiaries, to the fullest extent permitted by Law, shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of such Potential Business Opportunity;

unless in each case referred to in clauses (i), (ii), (iii) or (iv) above, the opportunity was offered to such Overlap Person exclusively in his or her capacity as a director or officer of the Corporation (an opportunity meeting all of such conditions, a “Restricted Potential Business Opportunity”). To the fullest extent permitted by Law, the Corporation shall be deemed to have renounced any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity.  In the event that the Board declines to pursue a Potential Business Opportunity, the Overlap Persons are free to refer such Potential Business Opportunity to any Other Entity.

Section 10.3          Ambiguity. For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article X amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between Ashford Inc. or any of its Affiliates and each of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. and any of their respective Affiliates.

Section 10.4          Application of Provision. This Article X shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article X to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article X. No alteration, amendment, termination, expiration or repeal of this Article X nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. or any of their respective Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

Section 10.5          Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

Section 10.6          Severability. If this Article X or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article X shall be deemed to be modified to the minimum extent necessary to avoid a violation of Law and, as so modified, this Article X and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by Law.

Neither the alteration, amendment or repeal of this Article X nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the expiration of this Article X, any contract, agreement, arrangement or transaction involving a Potential Business Opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of the Certificate of Incorporation, the Bylaws, the DGCL and other applicable Law.

ARTICLE XI

Amendments and Repeal

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed in the Certificate of Incorporation, the Bylaws or the DGCL, and all rights, preferences and privileges herein conferred upon stockholders, directors or any other person by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to such reservation.

ARTICLE XII

Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (iv) any other action asserting a claim against the Corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

IN WITNESS WHEREOF, Ashford Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly executed officer on this          day of           , 2014.

By:
Name:
Title:

[Signature Page]